Exhibit 99.1
OMNIBUS AMENDMENT

THIS OMNIBUS AMENDMENT (the “Agreement”) is made as of October 3, 2008 by and among JOHNSON OUTDOORS INC. (the “Borrower”), the financial institutions listed on the signature pages hereof (the “Lenders”) and JPMORGAN CHASE BANK, N.A., in its individual capacity as a Lender and in its capacity as contractual representative (the “Administrative Agent”) under the Credit Agreements (as defined below).

WITNESSETH

WHEREAS, the Borrower, certain of the Lenders, and the Administrative Agent are parties to that certain Credit Agreement dated as of October 7, 2005 (as heretofore amended, restated, supplemented and otherwise modified, the “2005 Credit Agreement”); and

WHEREAS, the Borrower, certain of the Lenders and the Administrative Agent are parties to that certain Credit Agreement dated as of February 12, 2008 (as heretofore amended, restated, supplemented and otherwise modified, the “2008 Credit Agreement” and together with the 2005 Credit Agreement, the “Credit Agreements”); and

WHEREAS, the Borrower has requested that the Lenders agree to amend certain provisions of the Credit Agreements; and

WHEREAS, the Lenders have agreed to amend certain provisions of the Credit Agreements, subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto have agreed as follows:

1.            Effectiveness. Subject to the satisfaction of the conditions precedent set forth in Section 5 below, (i) the amendments set forth in Sections 2 and 3 shall be effective from October 3, 2008 until 5:00 p.m. New York City time on January 2, 2009 (or such later date as the Administrative Agent and the Lenders, in their sole and absolute discretion may specify in writing to the Borrower) (such period, the “Temporary Amendment Period”) and (ii) the amendments set forth in Section 4 shall be effective as of October 3, 2008.

2.            Temporary Amendments to the 2005 Credit Agreement. Until the expiration of the Temporary Amendment Period, and subject to the satisfaction of the conditions precedent set forth in Section 5 below, the 2005 Credit Agreement is hereby amended as follows:

2.1.   The definition of “Applicable Rate” appearing in Section 1.01 is amended by and restated in its entirety to read as follows:

“Applicable Rate” means, for any day, the rate per annum equal to (i) the sum of (x) the Adjusted LIBO Rate plus (y) 3.25%, with respect to any Eurocurrency Loan, (ii) the sum of (x) the Alternate Base Rate plus (y) 2.25%, with respect to any ABR Loan, and (iii) 0.55%, with respect to the facility fee payable pursuant to Section 2.12.

2.2.           The definition of “Consolidated EBITDA” appearing in Section 1.01 is amended and restated in its entirety to read as follows:

“Consolidated EBITDA” means Consolidated Net Income plus, to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Interest Expense, (ii) expense for taxes paid or accrued, (iii) depreciation, (iv) amortization, (v) extraordinary non-cash losses incurred other than in the ordinary course of business, (vi) non-cash losses incurred as a result of the treatment of the Escape electric boat product line as a discontinued operation and the related impairment charges in respect of the inventory and fixed assets of such product line, (vii) non-cash impairment charges and (viii) non-cash foreign exchange charges minus, to the extent included in Consolidated Net Income, extraordinary non-cash gains realized other than in the ordinary course of business and proceeds of litigation settlements with insurance providers of the Borrower or any of its Subsidiaries, all calculated for the Borrower and its Subsidiaries in accordance with GAAP on a consolidated basis.

2.3.           The definition of “Permitted Acquisition” appearing in Section 1.01 is amended and restated in its entirety to read as follows:

“Permitted Acquisition” means any Acquisition (whether by purchase, merger, consolidation or otherwise but excluding in any event a Hostile Acquisition) or series of related acquisitions by the Borrower or any Subsidiary of (i) all or substantially all the assets of, (ii) all the Equity Interests in, a Person or division or line of business of a Person or (iii) if clauses (i) and (ii) above are inapplicable, the rights of any licensee (including by means of the termination of such licensee’s rights under such license) under a trademark license to such licensee from the Borrower or any Subsidiary, if, at the time of and immediately after giving effect thereto, (a) no Default has occurred and is continuing or would arise after giving effect thereto, (b) all actions required to be taken with respect to such acquired or newly formed Subsidiary under Section 5.09 shall have been taken, (c) the aggregate consideration paid in respect of such acquisition shall not exceed an amount equal to $2,000,000, (d) the Borrower and the Subsidiaries are in compliance, on a pro forma basis reasonably acceptable to the Administrative Agent after giving effect to such acquisition (including pro forma adjustments arising out of events which are directly attributable to the acquisition, are factually supportable and are expected to have a continuing impact, in each case as determined on a basis consistent with Article 11 of Regulation S-X of the Securities Act of 1933, as amended, as interpreted by the SEC), with the covenants contained in Section 6.13, as amended by the Omnibus Amendment dated as of October 3, 2008, recomputed as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements are available, as if such acquisition (and any related incurrence or repayment of Indebtedness, with any new Indebtedness being deemed to be amortized over the applicable testing period in accordance with its terms) had occurred on the first day of each relevant period for testing such compliance and (e) in the case of an acquisition or merger involving the Borrower or a Subsidiary, the Borrower or such Subsidiary is the surviving entity of such merger and/or consolidation.

2.4.  The definition of “Restricted Payment” appearing in Section 1.01 is amended by adding the phrase “or repurchase” immediately after the phrase “on account of the purchase” contained therein.

2.5.           Section 6.04 is amended by (i) inserting the word “and” at the end of clause (l) thereof, (ii) deleting the phrase “; and” in clause (m) thereof and inserting a period (“.”) in its place and (iii) deleting clause (n) in its entirety.

2.6.           Section 6.08 is amended and restated in its entirety to read as follows:

                "SECTION 6.08  Restricted Payments.  The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except (a) the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its common stock, (b) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests, (c) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries and (d) so long as no Default has occurred and is continuing or would arise after giving effect thereto, the Borrower may pay dividends in the ordinary course of business, as frequently and in such amounts as is consistent with current practice as of the June 2, 2008 declaration of dividends payable on July 24, 2008.”

Upon expiration of the Temporary Amendment Period, the foregoing amendments shall be of no further force or effect and the terms of the 2005 Credit Agreement, including without limitation, the definition of “Applicable Rate,” “Consolidated EBITDA” and “Permitted Acquisition” in Section 1.01 and the terms of Sections 6.04 and 6.08, shall the terms thereof as in effect prior to the effectiveness of this Agreement.

3.            Temporary Amendments to the 2008 Credit Agreement.  Until the expiration of the Temporary Amendment Period, and subject to the satisfaction of the conditions precedent set forth in Section 5 below, the 2008 Credit Agreement is hereby amended as follows:

3.1.          The definition of “Applicable Rate” appearing in Section 1.01 is amended by and restated in its entirety to read as follows:

“Applicable Rate” means, for any day, the rate per annum equal to (i) the sum of (x) the Adjusted LIBO Rate plus (y) 3.25%, with respect to any Eurocurrency Loan, and (ii) the sum of (x) the Alternate Base Rate plus (y) 2.25% with respect to any ABR Loan.

3.2.          The definition of “Consolidated EBITDA” appearing in Section 1.01 is amended and restated in its entirety to read as follows:

“Consolidated EBITDA” means Consolidated Net Income plus, to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Interest Expense, (ii) expense for taxes paid or accrued, (iii) depreciation, (iv) amortization, (v) extraordinary non-cash losses incurred other than in the ordinary course of business, (vi) non-cash losses incurred as a result of the treatment of the Escape electric boat product line as a discontinued operation and the related impairment charges in respect of the inventory and fixed assets of such product line, (vii) non-cash impairment charges and (viii) non-cash foreign exchange charges minus, to the extent included in Consolidated Net Income, extraordinary non-cash gains realized other than in the ordinary course of business and proceeds of litigation settlements with insurance providers of the Borrower or any of its Subsidiaries, all calculated for the Borrower and its Subsidiaries in accordance with GAAP on a consolidated basis.

3.3.        The definition of “Permitted Acquisition” appearing in Section 1.01 is amended and restated in its entirety to read as follows:

“Permitted Acquisition” means any Acquisition (whether by purchase, merger, consolidation or otherwise but excluding in any event a Hostile Acquisition) or series of related acquisitions by the Borrower or any Subsidiary of (i) all or substantially all the assets of, (ii) all the Equity Interests in, a Person or division or line of business of a Person or (iii) if clauses (i) and (ii) above are inapplicable, the rights of any licensee (including by means of the termination of such licensee’s rights under such license) under a trademark license to such licensee from the Borrower or any Subsidiary, if, at the time of and immediately after giving effect thereto, (a) no Default has occurred and is continuing or would arise after giving effect thereto, (b) all actions required to be taken with respect to such acquired or newly formed Subsidiary under Section 5.09 shall have been taken, (c) the aggregate consideration paid in respect of such acquisition shall not exceed an amount equal to $2,000,000, (d) the Borrower and the Subsidiaries are in compliance, on a pro forma basis reasonably acceptable to the Administrative Agent after giving effect to such acquisition (including pro forma adjustments arising out of events which are directly attributable to the acquisition, are factually supportable and are expected to have a continuing impact, in each case as determined on a basis consistent with Article 11 of Regulation S-X of the Securities Act of 1933, as amended, as interpreted by the SEC), with the covenants contained in Section 6.13, as amended by the Omnibus Amendment dated as of October 3, 2008, recomputed as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements are available, as if such acquisition (and any related incurrence or repayment of Indebtedness, with any new Indebtedness being deemed to be amortized over the applicable testing period in accordance with its terms) had occurred on the first day of each relevant period for testing such compliance and (e) in the case of an acquisition or merger involving the Borrower or a Subsidiary, the Borrower or such Subsidiary is the surviving entity of such merger and/or consolidation.

3.4.        The definition of “Restricted Payment” appearing in Section 1.01 is amended by adding the phrase “or repurchase” immediately after the phrase “on account of the purchase” contained therein.

3.5.        Section 6.04 is amended by (i) inserting the word “and” at the end of clause (l) thereof, (ii) deleting the phrase “; and” in clause (m) thereof and inserting a period (“.”) in its place and (iii) deleting clause (n) in its entirety.

3.6.            The proviso appearing at the end of Section 6.05 is amended and restated in its entirety to read as follows:

“provided that (i) all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by paragraphs (b) and (f) above) shall be made for fair value and for at least 85% cash consideration or as a trade-in for replacement property and (ii) the proceeds of any sale, transfer, lease or other disposition permitted by paragraphs (b) through (g) above shall be applied to pay Obligations outstanding under this Agreement or any other Loan Document.”

3.7.            Section 6.08 is amended and restated in its entirety to read as follows:

                 "SECTION 6.08 Restriced Payments.  The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except (a) the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its common stock, (b) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests, (c) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries and (d) so long as no Default has occurred and is continuing or would arise after giving effect thereto, the Borrower may pay dividends in the ordinary course of business, as frequently and in such amounts as is consistent with current practice as of the June 2, 2008 declaration of dividends payable on July 24, 2008.”

Upon expiration of the Temporary Amendment Period, the foregoing amendments shall be of no further force or effect and the terms of the 2008 Credit Agreement, including without limitation, the definition of “Applicable Rate,” “Consolidated EBITDA” and “Permitted Acquisition” in Section 1.01 and the terms of Sections 6.04, 6.05 and 6.08, shall the terms thereof as in effect prior to the effectiveness of this Agreement.

4.            Amendments to the Credit Agreements.  Subject to the satisfaction of the conditions precedent set forth in Section 5 below, the 2005 Credit Agreement and the 2008 Credit Agreement are each hereby amended as follows:

(a)          Section 6.13(a) of each of the Credit Agreements is amended and restated in its entirety to read as follows:

              "(a) Minimum Fixed Charge Coverage Ratio.  The Borrower will not permit the Fixed Charge Coverage Ratio, calculated for the Borrower and its Subsidiaries on a consolidated basis, determined for the period of four (4) consecutive fiscal quarters then ending as of the end of each of its fiscal quarters ending on and after March 31, 2008, to be less than 2.25 to 1.0; provided that for the period of four (4) consecutive fiscal quarters ending on October 3, 2008, the Borrower will not permit the Fixed Charge Coverage Ratio, to be less than 1.75 to 1.0.”

(b)         Section 6.13(b) of each of the Credit Agreements is amended and restated in its entirety to read as follows:

              “(b)  Maximum Leverage Ratio.   The Borrower will not permit the Leverage Ratio, calculated for the Borrower and its Subsidiaries on a consolidated basis, determined as of the end of each of its fiscal quarters ending on and after March 31, 2008, to be greater than 3.5 to 1.0; provided that for the fiscal quarter ending on October 3, 2008, the Borrower will not permit the Leverage Ratio, calculated for the Borrower and its Subsidiaries on a consolidated basis, to be greater than 5.0 to 1.0.”

5.            Conditions of Effectiveness.  This Agreement shall be effective (the “Effective Date”) upon the receipt by the Administrative Agent of, and is subject to the conditions precedent that the Administrative Agent shall have received, the following:

(a)	duly executed originals of this Agreement from the Borrower, the requisite number of Lenders under Section 9.02 of the 2005 Credit Agreement, and the Administrative Agent;

(b)	duly executed originals of this Agreement from the Borrower, the requisite number of Lenders under Section 9.02 of the 2008 Credit Agreement, and the Administrative Agent;

(c)	duly executed originals of a Reaffirmation in the form of Attachment A attached hereto from each of the Subsidiaries identified thereon;

(d)
duly executed originals of a Security Agreement by the Borrower and its Domestic Subsidiaries in favor of the Administrative Agent, in form and substance, and with respect to collateral, satisfactory to the Administrative Agent;

(e)
payment of all fees and expenses due and owing as of such date to the Administrative Agent and the Lenders (including, fees and expenses of counsel for the Administrative Agent and the Lenders) in connection with this Agreement; and

(f)	such other documents, instruments and agreements as the Administrative Agent may reasonably request.

6.            Representations and Warranties.

6.1.         The Borrower hereby represents and warrants that this Agreement, the attached Reaffirmation and each of the Credit Agreements, as previously executed and as amended hereby, constitute legal, valid and binding obligations of the Borrower and the Subsidiaries parties thereto and are enforceable against the Borrower and the Subsidiaries parties thereto in accordance with their terms (except as enforceability may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally).

6.2.         Upon the effectiveness of this Agreement and after giving effect hereto, the Borrower hereby (i) reaffirms all covenants, representations and warranties made in each Credit Agreement as amended hereby, and agrees that all such representations and warranties shall be true and correct as of the effective date of this Agreement (unless such representation and warranty is made as of a specific date, in which case such representation and warranty shall be true and correct as of such date) and (ii) certifies to the Lenders and the Agents that no Default or Event of Default has occurred and is continuing.

7.        References to the Credit Agreement.

7.1.         Upon the effectiveness of Sections 2, 3 and 4 hereof, on and after the date hereof, each reference in each Credit Agreement (including any reference therein to “this CreditAgreement,” “hereunder,” “hereof,” “herein” or words of like import referring thereto) or in any other Loan Document shall mean and be a reference to such Credit Agreement as amended hereby.  Upon the expiration of the Temporary Amendment Period, each reference in each Credit Agreement (including any reference therein to “this Credit Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring thereto) or in any other Loan Document shall mean and be a reference to such Credit Agreement as amended pursuant to Section 4 hereof.

7.2.         Except as specifically amended above, each Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

7.3.         The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

8.            Ratification and General Release.

8.1.         The Borrower hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each Credit Agreement and under the related Loan Documents, (ii) agrees and acknowledges that such ratification is not a condition to the continued effectiveness of either Credit Agreement and (iii) agrees and acknowledges the obligations of the Borrower under the Credit Agreements and the related Loan Documents (collectively, the “Obligations”) constitute legal, valid and binding obligations of the Borrower, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law), and that (x) no offsets, defenses or counterclaims to the Obligations or any other causes of action with respect to the Obligations, either Credit Agreement or the related Loan Documents exist and (y) no portion of the Obligations is subject to avoidance, disallowance, reduction or subordination pursuant to any requirement of law.

8.2.         In consideration of, among other things, the amendments to the Credit Agreements provided for herein, the other agreements of the Administrative Agent and the Lenders contained herein and for other good and valuable consideration, as of the date hereof, the Borrower (on behalf of itself and its respective Subsidiaries and Affiliates), its successors-in-title, legal representatives and assignees and, to the extent the same is claimed by right of, through or under the Borrower, for its past, present and future employees, members, agents, representatives, officers, directors, shareholders, and trustees, do hereby and shall be deemed to have forever remised, released and discharged the Administrative Agent, the Lenders and each of the other indemnified parties under the Credit Agreements and any of their respective successors-in-title, legal representatives and assignees, past, present and future officers, directors, shareholders, trustees, agents, employees, consultants, experts, advisors, attorneys and other professionals and all other persons and entities to whom any of the Administrative Agent, the Lenders or any indemnified party would be liable if such persons or entities were found to be liable to the Borrower, or any of them (collectively hereinafter the “Lender Parties”), from any and all manner of action and actions, cause and causes of action, claims, charges, demands, counterclaims, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, damages, judgments, expenses, executions, liens, claims of liens, claims of costs, penalties, attorneys’ fees, or any other compensation, recovery or relief on account of any liability, obligation, demand or cause of action of whatever nature, whether in law, equity or otherwise, whether known or unknown, fixed or contingent, joint and/or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, contractual or tortious, direct, indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, now existing, heretofore existing or which may have heretofore accrued against any of the Lender Parties, whether held in a personal or representative capacity, and which are based on any act, fact, event or omission or other matter, cause or thing occurring at or from any time prior to and including the date hereof in any way, directly or indirectly arising out of, connected with or relating to this Agreement, either Credit Agreement or any related Loan Document and the transactions contemplated thereby, and all other agreements, certificates, instruments and other documents and statements (whether written or oral) related to any of the foregoing.

8.3.         The Borrower hereby knowingly, voluntarily, intentionally and expressly waives and relinquishes any and all rights and benefits that it may have as against the Lender Parties under any law, rule or regulation of any jurisdiction that would have the effect of limiting the extent to which a general release extends to claims which a Lender Party does not know or suspect to exist as of the date hereof. The Borrower hereby acknowledges that the foregoing waiver was separately bargained for and that such waiver is an essential term of this Agreement, without which the consideration would not have been given by the Administrative Agent and the Lenders to the Borrower.

8.4.         The provisions of this Section 8 shall survive the termination of this Agreement, either Credit Agreement and payment in full of the Obligations and all of the other obligations under the Credit Agreements.

9.            Miscellaneous.

9.1.         Amendment.  This Agreement may not be amended or otherwise modified except as provided in the Credit Agreements.

9.2.         Consultation with Counsel.  Each of the parties hereto represents to each other party hereto that it has discussed this Agreement with its counsel.

9.3.         GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING 735 ILCS 105/5-1 ET SEQ., BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS) OF THE STATE OF ILLINOIS.

9.4.         Headings.  Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

9.5.         Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

9.6.         Severability.  Any provision in this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

JOHNSON OUTDOORS INC. BY /s/ David W. Johnson Name: David W. Johnson Title: Chief Financial Officer

JPMORGAN CHASE BANK, N.A., individually as a Lender and as Administrative Agent BY /s/ Sabir A. Hashmy Name: Sabir A. Hashmey Title: Vice President

LASALLE BANK NATIONAL ASSOCIATION, as a Lender BY /s/ Steven K. Kessler Name: Steven K. Kessler Title: Senior Vice President

M&I MARSHALL & ILSLEY BANK, as a Lender BY /s/ Ronald J. Carry Name: Ronald J. Carry Title: Vice President BY /s/ James R. Miller Name: James R. Miller Title: Senior Vice President

ASSOCIATED BANK, N.A., as a Lender By /s/ Daniel Holzhauer Name: Daniel Holzhauer Title: Vice President

HSBC BANK USA, NA, as a Lender BY /s/ Molly Drennan Name: Molly Drennan Title: Vice President

THE PRIVATE BANK AND TRUST COMPANY, as a Lender BY /s/ Jeff Janza Name: Jeff Janza Title: Associate Managing Director

WELLS FARGO BANK, N.A., as a Lender BY /s/ Paul J. Hennessy Name: Paul J. Hennessy Title: Vice President

ATTACHMENT A

REAFFIRMATION

Each of the undersigned Subsidiary Guarantors hereby acknowledges receipt of a copy of that certain Omnibus Amendment dated as of October 3, 2008 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Amendment”), by and among JOHNSON OUTDOORS INC. (the “Borrower”), the financial institutions listed on the signature pages thereof (the “Lenders”), and JPMORGAN CHASE BANK, N.A., in its individual capacity as a Lender and in its capacity as contractual representative (the “Administrative Agent”) under that certain Credit Agreement dated as of October 7, 2005 (as heretofore amended, restated, supplemented and otherwise modified, the “2005 Credit Agreement”), by and among the Borrower, certain of the Lenders, and the Administrative Agent and under that certain Credit Agreement dated as of February 12, 2008 (as heretofore amended, restated, supplemented and otherwise modified, the “2008 Credit Agreement” and together with the 2005 Credit Agreement, the “Credit Agreements”), by and among the Borrower, certain of the Lenders, and the Administrative Agent.  Capitalized terms used in this Reaffirmation and not defined herein shall have the meanings given to them in the Credit Agreements.  Without in any way establishing a course of dealing by the Administrative Agent or any Lender, each of the undersigned Subsidiary Guarantors reaffirms the terms and conditions of (i) the Subsidiary Guaranty and any other Loan Document executed by it in connection with the 2005 Credit Agreement and (ii) the Subsidiary Guaranty and any other Loan Document executed by it in connection with the 2008 Credit Agreement and acknowledges and agrees that each such agreement and each and every such Loan Document executed by the undersigned Subsidiary Guarantors in connection with the Credit Agreements remains in full force and effect and is hereby reaffirmed, ratified and confirmed.  All references to either Credit Agreement contained in the above-referenced documents shall be a reference to such Credit Agreement as so modified by the terms of the Amendment and as the same may from time to time hereafter be amended, modified or restated.

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Dated:  October 3, 2008

OLD TOWN CANOE COMPANY, as a Subsidiary Guarantor By: /s/ Donald P. Sesterhenn Name: Donald P. Sesterhenn Title: Treasurer	TECHSONIC INDUSTRIES, INC., as a Subsidiary Guarantor By: /s/ Donald P. Sesterhenn Name: Donald P. Sesterhenn Title: Secretary and Treasurer

UNDER SEA INDUSTRIES, INC., as a Subsidiary Guarantor By: /s/ Donald P. Sesterhenn Name: Donald P. Sesterhenn Title: Director	JOHNSON MARINE ELECTRONICS LLC, as a Subsidiary Guarantor By: /s/ Donald P. Sesterhenn Name: Donald P. Sesterhenn Title: Secretary

SCUBAPRO U.S. LLC, as a Subsidiary Guarantor By: /s/ Donald P. Sesterhenn Name: Donald P. Sesterhenn Title: Secretary	OUTDOOR EQUIPMENT GROUP LLC, as a Subsidiary Guarantor By: /s/ Donald P. Sesterhenn Name: Donald P. Sesterhenn Title: Secretary and Treasurer